Franklin Auto Trust 1998-1
Monthly Servicing Report


Collection Period:                                   April 1999
Distribution Date:                                 May 17, 1999
Number of Days in Distribution Period:                       30


Section I.  Original Deal Parameters

A.   Original Portfolio                                                 Principle Weighted Average
                          Number of        Principal      Coupon     Original Term    Remaining Term     Seasoning
                          Contracts         Balance        (WAC)         (Months)        (Months)         (Months)
                        -------------------------------------------------------------------------------------------
i.   Prime                 7,160        78,430,885.03      9.68%          62.45          45.10              17.36
ii.  Non-Prime             5,194        45,967,290.63     13.83%          63.18          39.53              23.65
iii. Sub-Prime               924         6,996,314.98     18.77%          58.47          39.66              18.81
iv.  Total Portfolio      13,278       131,394,490.64     11.62%          62.49          42.86              19.63

B.   Bonds Issued


                          Original
                          Principal                     Legal Final
                          Balance            Coupon       Maturity      CUSIP
                        --------------------------------------------------------
i.   Class A-1 Notes      109,000,000.00       5.50%      1/15/02     35242RAA2
ii.  Class A-2 Notes       22,394,000.00       5.65%      1/15/06     35242RAB0


C.   Spread Account

i.   Initial Cash Deposit                      1,313,945.00
ii.  Spread Account Floor Amount               2,627,890.00
iii. Specified Spread Account Amount           6% of Outstanding Pool Balance
iv.  Maximum Spread Account Amount             12% of Outstanding Pool Balance
v.   Initial Payment Provider Commitment       6,569,725.00



Section II.  Deal Status as of Previous
Distribution Date

A.   Portfolio                                                          Principle Weighted Average
                          Number of        Principal      Coupon     Original Term    Remaining Term     Seasoning
                          Contracts         Balance        (WAC)         (Months)        (Months)         (Months)
                        -------------------------------------------------------------------------------------------
i.   Prime Loans           6,159       58,146,696.92       9.71%          62.86          40.29              22.57
ii.  Non-Prime Loans       4,417       32,883,743.08      14.12%          63.40          35.82              27.57
iii. Sub-Prime Loans         786        4,994,820.43      19.02%          58.75          36.08              22.66
iv.  Total Loans          11,362       96,025,260.43      11.70%          62.83          38.54              24.29

B.   Bonds Outstanding

                                                 Principal       Unpaid Interest
                                                  Balance       Shortfall Amount
                                               ---------------------------------

i.   Class A-1 Notes                           73,631,260.43              0.00
ii.  Class A-2 Notes                           22,394,000.00              0.00

C.   Spread Account

i.   Spread Account Cash Balance                2,627,890.00
ii.  Payment Provider Commitment                3,133,625.63

D.   Shortfall Amounts
i.   Base Servicing Fee Shortfall                       0.00
ii.  Surety Fee Shortfall                               0.00
iii. Unreimbursed Surety Draws                          0.00
iv.  Unreimbursed Insurer Optional Deposit              0.00
v.   Excess Servicing Fee Shortfall                     0.00



Section II.  Deal Status as of Previous
Distribution Date

E.   Delinquencies in Period
                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Principal Balance
i.   Prime                  145,998.37        19,393.53        19,532.48    11,853.68         8,880.59       32,274.24
ii.  Non-Prime              501,354.20       153,564.56        70,962.58    46,817.70       175,359.29      119,274.97
iii. Sub-Prime               54,263.23        31,770.68        33,093.46    18,786.96        98,953.63       44,462.09
iv.  Total Portfolio        701,615.80       204,728.77       123,588.52    77,458.34       283,193.51      196,011.30


                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Number of Contracts
i.   Prime                        17               3               2               1              2             4
ii.  Non-Prime                    83              21               7               5             19            15
iii. Sub-Prime                    11               5               3               2             12             8
iv.  Total Portfolio             111              29              12               8             33            27


                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Principal Balance as a
 % of End-of-Month Balance
i.   Prime                     0.25%            0.03%             0.03%          0.02%          0.02%         0.06%
ii.  Non-Prime                 1.52%            0.47%             0.22%          0.14%          0.53%         0.36%
iii. Sub-Prime                 1.09%            0.64%             0.66%          0.38%          1.98%         0.89%
iv.  Total Portfolio           0.73%            0.21%             0.13%          0.08%          0.29%         0.20%

                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Number of Contracts as a
 % of Previous Number
i.   Prime                     0.28%           0.05%              0.03%          0.02%          0.03%         0.06%
ii.  Non-Prime                 1.88%           0.48%              0.16%          0.11%          0.43%         0.34%
iii. Sub-Prime                 1.40%           0.64%              0.38%          0.25%          1.53%         1.02%
iv.  Total Portfolio           0.98%           0.26%              0.11%          0.07%          0.29%         0.24%




Section III.  Collection Period Activity and
Current Status

A.   Portfolio                                                          Principle Weighted Average
                          Number of        Principal      Coupon     Original Term    Remaining Term     Seasoning
                          Contracts         Balance        (WAC)         (Months)        (Months)         (Months)
                        -------------------------------------------------------------------------------------------
i.   Prime                5,946         55,352,955.79      9.72%          62.92          39.63              23.29
ii.  Non-Prime            4,221         30,884,853.72     14.16%          63.44          35.37              28.07
iii. Sub-Prime              737          4,653,389.79     19.06%          58.81          35.64              23.17
iv.  Total Portfolio     10,904         90,891,199.30     11.70%          62.89          37.98              24.91


B.   Delinquencies in Period
                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Principal Balance
i.   Prime                  227,038.80        31,551.30        19,393.53     19,475.29      106,230.72       31,478.30
ii.  Non-Prime              377,981.50        85,005.77        86,511.28     26,465.20      151,592.26      149,495.73
iii. Sub-Prime               46,298.89        40,814.79        17,523.95     28,681.22       92,249.87       43,614.40
iv.  Total Portfolio        651,319.19       157,371.86       123,428.76     74,621.71      350,072.85      224,588.43



                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Number of Contracts
i.   Prime                       25                3               3              2               7             2
ii.  Non-Prime                   71               13               9              3              15            19
iii. Sub-Prime                   17                3               3              2              11             7
iv.  Total Portfolio            113               19              15              7              33            28



                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Principal Balance as a
 % of Current Balance
i.   Prime                     0.41%            0.06%             0.04%          0.04%          0.19%         0.06%
ii.  Non-Prime                 1.22%            0.28%             0.28%          0.09%          0.49%         0.48%
iii. Sub-Prime                 0.99%            0.88%             0.38%          0.62%          1.98%         0.94%
iv.  Total Portfolio           0.72%            0.17%             0.14%          0.08%          0.39%         0.25%



                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Number of Contracts as a
 % of Current Number
i.   Prime                     0.42%            0.05%             0.05%          0.03%          0.12%         0.03%
ii.  Non-Prime                 1.68%            0.31%             0.21%          0.07%          0.36%         0.45%
iii. Sub-Prime                 2.31%            0.41%             0.41%          0.27%          1.49%         0.95%
iv.  Total Portfolio           1.04%            0.17%             0.14%          0.06%          0.30%         0.26%


Section III.  Collection Period Activity and
Current Status

C.   Collections

i.   Simple Interest Contracts
     a.  Interest Collections                           536,214.60
     b.  Principal Collections                        2,799,762.96
ii.  Rule of 78's Contracts
     a.  Interest Collections                           364,524.68
     b.  Principal Collections                        2,109,667.45
iii. Net Liquidation Proceeds                            82,804.86
iv.  Post Disposition Recoveries                         19,123.17
v.   Rebates of Capitalized Insurance Premiums               42.45
vi.  Repurchase Amounts
     a.  Interest                                             0.00
     b.  Principal                                            0.00

D.   Payaheads

i   Beginning Payahead Account Balance                  442,701.21
ii.  Deposit to Payahead Account
     a.  Principal & Interest Collections               111,870.47
iii. Withdrawal from Payahead Account
     a.  Principal & Interest Collections               106,178.48
iv.  Net Change in Payahead Account
     a.  Principal & Interest Collections                 5,691.99
v.   Ending Payahead Account Balance                    448,393.20

E.   Total Available

i.   Total Interest Collections                         900,739.28
ii.  Total Principal Collections                      4,992,277.72
iii. Collected Funds                                  5,893,017.00

F.   Month End Pool Balance

i.   Beginning Pool Balance                         96,025,260.43
ii.  Principal Collections                           4,992,277.72
iii. Realized and Cram-Down Losses                     141,783.41
iv.  Month End Pool Balance                         90,891,199.30


Section IV.  Distribution Calculations

A.   Servicing Fee

i.   Servicing Fee Rate
     a.  Prime Receivable @ 1.00%                       48,455.58
     b.  Non-prime Receivables @ 1.50%                  41,104.68
     c.  Sub-prime Receivables @ 2.00%                   8,324.70
     d.  Total Servicing Fee                            97,884.96
     e.  Total Receivables @ 1.25%                     100,026.31
ii.  Base Servicing Fee (less of id. and ie.)           97,884.96
iii. Previous Servicing Fee Shortfall                        0.00
iv.  Excess Servicing Fee                                    0.00
v.   Previous Excess Servicing Fee Shortfall                 0.00
vi.  Total Excess Servicing Fee                              0.00
vii. Supplemental Servicing Fee                         62,940.75
viii.Supplemental Servicing Fee Shortfall                    0.00
ix.  Total Supplemental Servicing Fee                   62,940.75

B.   Surety Fee

i.   Surety Fee Rate                                        0.15%
ii.  Base Surety Fee                                    12,003.16
iii. Previous Surety Fee Shortfall                           0.00
iv.  Total Surety Fee Due                               12,003.16


C.   Bond Interest
                                                                                                 Accrued
                                  Bond                                            Previous     Interest on
                                Interest      Number of Days       Current        Interest       Interest      Total Bond
                                  Rate        in Period           Interest        Shortfall      Shortfall    Interest Due
                             ---------------------------------------------------------------------------------------------

i.   Class A-1 Notes             5.50%               30          337,476.61         0.00          0.00         337,476.61
ii.  Class A-2 Notes             5.65%               30          105,438.42         0.00          0.00         105,438.42
iii. Total                       5.53%               30          442,915.03         0.00          0.00         442,915.03




Section IV.  Distribution Calculations

D.   Bond Principal

i.   Beginning Note Balance                         96,025,260.43
ii.  Current Pool Balance                           90,891,199.30
iii. Principal Distributable Amount                  5,134,061.13

E.   Total Required Distributions                      552,803.15
F.   Total Available Funds                           5,912,140.17
G.   Required Distribution Shortfall                         0.00
H.   Cash Available in Spread Account                2,627,890.00
I.   Reserve Account Draw                                    0.00
J.   Payment Provider Commitment                     3,133,625.63
K.   Payment Provider Required Payment Amount                0.00
L.   Surety Draw                                             0.00
M.   Insurer Optional Deposit                                0.00
N.   Total Cash Available for Distributions          5,912,140.17


Section V.  Waterfall for Distributions

A.   Total Available Funds                           5,912,140.17

                                                                                                  Remaining
                                                   Amount           Amount                          Amount
                                                    Due              Paid          Shortfall    Available for
                                                                                                 Distribution
                                               ----------------------------------------------------------------
B.  Servicing Fee                                   97,884.96          97,884.96       0.00       5,814,255.21
C.  Surety Fee                                      12,003.16          12,003.16       0.00       5,802,252.05
D.  Note Interest                                  442,915.03         442,915.03       0.00       5,359,337.03
E.  Principal Distributable Amount               5,134,061.13       5,134,061.13       0.00         225,275.90
F.  Interest on Unreimbursed Surety Draws                0.00               0.00       0.00         225,275.90
G.  Reimbursement of Previous Surety Draws
      and Insurer Optional Deposits                      0.00               0.00       0.00         225,275.90
H.  Reserve Deposit                                      0.00               0.00       0.00         225,275.90
I.  Payment of Excess Servicing Fee                      0.00               0.00       0.00         225,275.90
J.  Deposit to Certificate Distribution Account    225,275.90         225,275.90       0.00               0.00


Section VI.  Bond Reconciliation
                               Beginning          Principal       Ending          Interest      Interest      Interest
                                Balance              Paid         Balance            Due          Paid        Shortfall
                             ---------------------------------------------------------------------------------------------

A.  Class A-1 Notes           73,631,260.43       5,134,061.13   68,497,199.30     337,476,61     337,476.61     0.00
B.  Class A-2 Notes           22,394,000.00               0.00   22,394,000.00     105,438.42     105,438.42     0.00
C.  Total                     96,025,260.43       5,134,061.13   90,891,199.30     442,915.03     442,915.03     0.00


Section VII.  Spread Account Reconciliation

A.   Net Yield Calculations
     i.   Current Month                                  2.73%
     ii.  Previous Month                                 4.18%
     iii. Second Previous Month                          4.17%
     iv.  Three-Month Average                            3.72%
     v.   Previous Three Month Average                   4.37%
     vi.  Second Previous Three Month Average            3.39%

B.   Has Net Yield Trigger Event Occurred and
       Is It Continuing?                                    NO
C.  Has Spread Account Deposit Event Occurred
       (clauses (i) through (iv) or (iv))?                  NO
D.  Has Spread Account Deposit Event Occurred
       (clause (v))?                                        NO
E.  Cash Required to be on Deposit in Spread
       Account                                    2,627,890.00
F.  Combined Spread Account and Payment
       Provider Commitment Required               5,453,471.96



D.  Allocations, Deposits and Reductions of the Spread                                             Cash on           Payment
       Account and the Payment Provider Commitment                                                Deposit in         Provider
                                                                  Amount Due    Amount Paid     Spread Account      Commitment
                                                                ------------------------------------------------------------------
i.   Beginning Balance                                               0.00       0.00             2,627,890.00      3,133,625.63
ii.  Deposit of Payment Provider Commitment into Spread
       Account upon Spread Account Deposit Event (i-iv or vi)        0.00       0.00             2,627,890.00      3,133,625.63
iii. Deposit of Payment Provider Commitment into Spread
       Account upon Spread Account Deposit Event (v)                 0.00       0.00             2,627,890.00      3,133,625.63
iv.  Deposit to Spread Account from Waterfall                        0.00       0.00             2,627,890.00      3,133,625.63
v.   Deposit to Spread Account from Supplemental Servicing Fee       0.00       0.00             2,627,890.00      3,133,625.63
vi.  Deposit to Spread Account from Excess Servicing Fee             0.00       0.00             2,627,890.00      3,133,625.63
vii. Release from Spread Account when Net Yield Trigger
       Event Has Not Occurred or Has Been Deemed Cured               0.00       0.00             2,627,890.00      3,133,625.63
viii.Release from Spread Account when Net Yield Trigger
       Event Has Occurred and Has Not Been Deemed Cured              0.00       0.00             2,627,890.00      3,133,625.63
ix.  Reduction of Payment Provider Commitment when Net Yield
       Trigger Event Not Occurred or Deemed Cured                    0.00       308,043.67       2,627,890.00      2,825,581.96
x.   Withdrawal from Spread Account and/or Payment Provider
       Commitment for Insurer Optional Deposit                       0.00       0.00             2,627,890.00      2,825,581.96
xi.  Reduction of Payment Provider Commitment when Net Yield
       Trigger Event Has Occurred and Not Deemed Cured               0.00       0.00             2,627,890.00      2,825,581.96



Section VIII.  Surety Bond Reconciliation

A.   Previously Unreimbursed Surety Bond Draws                            0.00
B.   Interest Rate on Outstanding Draws (PRIME + 1%)                     8.75%
C.   Current Interest Accrued on Previously Outstanding Draws             0.00
D.   Interest Paid on Unreimbursed Surety Draws                           0.00
E.   New Surety Bond Draws                                                0.00
F.   Reimbursement of Previous Surety Draws                               0.00
G.   Unreimbursed Surety Draws                                            0.00
H.   Previous Unreimbursed Insurer Optional Deposits                      0.00
I.   New Insurer Optional Deposit                                         0.00
J.   Reimbursement of Previous Insurer Optional Deposits                  0.00
K.   Unreimbursed Insurer Optional Deposits                               0.00




Section IX.  Historical Portfolio Performance

                             Previous                          Previous                        Current
                              Period       Current Period       Period        Current          Period
                            Cumulative      Charge-Offs       Cumulative   Period Losses      Prepayment
                           Charge Offs                          Losses                          Speed
                          -------------------------------------------------------------------------------

i.   Prime                  217,289.15         31,478.30      113,871.36     18,344.51         1.4579%
ii.  Non-Prime              560,987.11        149,495.73      340,896.40     83,705.47         1.5950%
iii. Sub-Prime              170,939.86         43,614.40      115,536.10     20,610.42         1.9668%
iv.  Total Portfolio        949,216.12        224,588.43      570,303.86    122,660.40         1.5520%







------------------------------------       -------------------------------------
Harold E. Miller, Jr.                      Tonya B Roemer
Executive V.P., C.O.O.                     Securitization Specialist,
                                           Assistant Treasurer